Contact:

Jenny Bruso
Director, Investor Relations
Universal Technical Institute, Inc.
(623) 445-9351

Universal Technical Institute Receives Unofficial Three-Year Cohort Default Rates Provided by the
Department of Education

PHOENIX, ARIZ. – Dec. 9, 2009 – Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, reported that it received the Department of Education’s (ED) unofficial three-year cohort default rates (CDRs) for the federal fiscal years ending Sept. 30, 2007, 2006 and 2005. The three-year CDRs will replace the current two-year CDRs for purposes of determining a school’s eligibility to participate in Title IV programs beginning with the federal fiscal year ending Sept. 30, 2009, which are expected to be calculated and issued by ED in 2012, and will be the basis for measurement of compliance in 2014.

The final 2007, 2006 and 2005 two-year CDRs for UTI’s three ED institutions were the following:

Institution	2007	2006	2005
Universal Technical Institute of Arizona	6.5%	6.5%	4.7%
Universal Technical Institute of Phoenix	6.8%	7.7%	7.0%
Universal Technical Institute of Texas	6.2%	8.0%	5.4%

An institution will lose eligibility to participate in Title IV programs if the CDRs for three consecutive federal fiscal years exceed 25%. During these periods, none of UTI’s three ED institutions exceeded the 25% eligibility threshold. The draft 2008 two-year CDRs will be released in February 2010.

The unofficial three-year CDRs that ED has made available to UTI for the federal fiscal years ending Sept. 30, 2007, 2006 and 2005 were the following:

Institution	2007	2006	2005
Universal Technical Institute of Arizona	13.5%	14.1%	11.9%
Universal Technical Institute of Phoenix	14.1%	17.3%	15.0%
Universal Technical Institute of Texas	13.7%	18.8%	17.5%

The current 25% threshold for losing Title IV eligibility based on three consecutive federal fiscal year CDRs will increase to 30% for the three-year CDRs for federal fiscal year 2009 or later. Based on the information provided, none of UTI’s three ED institutions would have exceeded the revised 30% threshold.

About Universal Technical Institute

Universal Technical Institute, Inc. (the “Company”) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians as measured by total average undergraduate enrollment and graduates. The Company offers undergraduate degree, diploma and certificate programs at 10 campuses across the United States, and manufacturer-specific training programs, both student paid at our campuses and manufacturer or dealer sponsored at dedicated training centers. Through its campus-based school system, Universal Technical Institute offers specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI). We routinely post important information about us on our investor relations web site at http://uti.investorroom.com/.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, could be deemed “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by the Company, increased investment in management and capital resources, the effectiveness of the Company’s recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions and other risks that are described from time to time in the public filings of the Company. Further information on these and other potential factors that could affect the Company’s financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

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